                         AGREEMENT AND PLAN OF MERGER

                                      by

                                      and

                                     among

                           MEGAMARKETING CORPORATION

                      MEGAMARKETING ACQUISITION ONE, INC.

                              CONTROL GROUP LTD.

                                      and

                    THE SHAREHOLDERS OF CONTROL GROUP LTD.



                                                       Dated as of March 6, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - THE MERGER.........................................................1
            1.1  The Merger....................................................1
            1.2  Closing.......................................................2
            1.3  Effective Time of the Merger..................................2
            1.4  Articles of Incorporation; Bylaws.............................2
            1.5  Directors and Officers of the Surviving Corporation...........2

ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES................2
            2.1  Consideration.................................................2
                 (a)   Cash Consideration......................................2
                 (b)   Conversion of Shares; Seller Common Stock...............2
                 (c)   Performance Option......................................3
            2.2  No Fractional Shares..........................................3
            2.3  Fair Market Value.............................................3
            2.4  Stock Transfer Books..........................................3
            2.5  Surrender and Exchange of Certificates Representing Seller
                 Common Stock..................................................4
                 (a)   Surrender and Exchange of Certificates..................4
                 (b)   Lost Certificates.......................................4
                 (c)   No Interest.............................................4
                 (d)   No Liability............................................4
            2.6  Dissenting Stockholders.......................................4
            2.7  Adjustments...................................................5

ARTICLE 3 - RULES OF CONSTRUCTION..............................................6

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
            SHAREHOLDERS.......................................................9
            4.1  Corporate Organization........................................9
            4.2  Capitalization................................................9
            4.3  Authority; No Violation......................................10
            4.4  Financial Statements.........................................11
            4.5  Broker's and Other Fees......................................11
            4.6  Absence of Certain Changes or Events.........................12
            4.7  Legal Proceedings............................................12
            4.8  Taxes and Tax Returns........................................12
            4.9  Employee Benefit Plans and Relations.........................13
            4.10 Compliance with Applicable Laws..............................15
            4.11 Certain Contracts............................................15

            4.12 Properties and Insurance.....................................17
            4.13 Environmental Matters........................................18
            4.14 Intellectual Property........................................19
            4.15 No Parachute Payments........................................19
            4.16 Absence of Certain Agreements and Practices..................20
            4.17 Major Vendors and Customers..................................20
            4.18 Accounts Receivable..........................................21
            4.19 Corporate Records............................................21
            4.20 Combinations Involving Seller and the Seller Subsidiaries....21
            4.21 Bank Accounts................................................21
            4.22 Labor Relations..............................................21
            4.23 Disclosure...................................................22

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS....................22
            5.1  Ownership of Shares..........................................22
            5.2  Authorization................................................22
            5.3  Absence of Violations or Conflicts...........................22
            5.4  No Consents Required.........................................23
            5.5  No Claims Against Seller.....................................23
            5.6  Litigation Related to this Agreement.........................23
            5.7  Investment Intent............................................23
            5.8  Access to Information; Accredited Investor Status............24
            5.9  Economic Risk................................................24
            5.10 Tax Advice...................................................25

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT..........................25
            6.1  Corporate Organization.......................................25
            6.2  Capitalization...............................................26
            6.3  Authority; No Violation......................................26
            6.4  Financial Statements.........................................27
            6.5  Broker's and Other Fees......................................27
            6.6  Parent Common Stock..........................................28

ARTICLE 7 - COVENANTS OF THE PARTIES..........................................28
            7.1  Conduct of Business..........................................28
            7.2  Negative Covenants...........................................28
            7.3  No Solicitation..............................................31
            7.4  Current Information..........................................31
            7.5  Access to Properties and Records; Confidentiality............32
            7.6  Regulatory Matters...........................................33
            7.7  Best Efforts; Further Assurances; Cooperation................33
            7.8  Public Announcements.........................................33
            7.9  Failure to Fulfill Conditions................................33
            7.10 Disclosure Supplements.......................................33
            7.11 Affiliates...................................................34
            7.12 Shareholders' Approval.......................................34

            7.13 Release by the Shareholders..................................34
            7.14 Shareholder Agreements.......................................34
            7.15 Employee Matters.............................................34
                 (a)   Employee Benefits......................................34
                 (b)   Employment Agreements..................................35
            7.16 No Transfers.................................................35
            7.17 Special Provisions with Respect to Seller....................35
            7.18 Release from Personal Guaranties; Loan Payments..............35
            7.19 Tax Matters..................................................36
                 (a)   Transfer Taxes.........................................36
                 (b)   Cooperation and Exchange of Information................36
                 (c)   Tax-Free Transaction...................................36

ARTICLE 8 - CLOSING CONDITIONS................................................36
            8.1  Conditions of Each Party's Obligations Under this Agreement..36
                 (a)   Approval of Shareholders...............................36
                 (b)   Approvals and Regulatory Filings.......................36
                 (c)   Suits and Proceedings..................................37
                 (d)   Tax Opinion............................................37
                 (e)   Other Merger...........................................37
            8.2  Conditions to the Obligations of Parent and Merger Sub Under
                 this Agreement...............................................37
                 (a)   Representations and Warranties; Covenants and
                       Agreements; Consents...................................37
                 (b)   Opinion of Counsel.....................................37
                 (c)   Certificates...........................................38
                 (d)   Employment Agreements..................................38
                 (e)   Shareholders Agreement.................................38
                 (f)   Resignations...........................................38
                 (g)   Financing..............................................38
            8.3  Conditions to the Obligations of Seller and the Shareholders
                 Under this Agreement.........................................38
                 (a)   Representations and Warranties; Covenants and
                       Agreements; Consents...................................38
                 (b)   Opinion of Counsel to Parent...........................39
                 (c)   Certificates...........................................39
                 (d)   Employment Agreements..................................39
                 (e)   Shareholders Agreement.................................39
                 (f)   Funding by Shareholders of Parent......................39

ARTICLE 9 - TERMINATION, AMENDMENT AND WAIVER.................................39
            9.1  Termination..................................................39
            9.2  Effect of Termination........................................40
            9.3  Specific Performance.........................................40
            9.4  Amendment....................................................40
            9.5  Extension; Waiver............................................40

ARTICLE 10 - INDEMNIFICATION..................................................41
            10.1 Indemnification by Shareholders..............................41
            10.2 Indemnification by Parent....................................41
            10.3 Claims for Indemnification...................................42
            10.4 Defense of Claim by Third Parties............................42
            10.5 Third Party Claim Assistance.................................42
            10.6 Settlement of Indemnification Claims.........................43
            10.7 Manner of Indemnification....................................43
            10.8 Indemnification Exclusive Remedy.............................43
            10.9 Certain Limitations..........................................43

ARTICLE 11 - MISCELLANEOUS....................................................44
            11.1 Expenses.....................................................44
            11.2 Notices......................................................44
            11.3 Parties in Interest..........................................45
            11.4 Entire Agreement.............................................45
            11.5 Counterparts.................................................45
            11.6 Governing Law................................................46
            11.7 Arbitration..................................................46
            11.8 Invalidity of any Part.......................................46
            11.9 Time of the Essence; Computation of Time.....................46

                             EXHIBITS AND SCHEDULES

Exhibit No.              Description
----------------         -----------
Exhibit 7.11             Affiliate Representation Letter
Exhibit 8.2(b)           Form of Opinion of Counsel to Seller
Exhibit 8.2(d)           Form of Employment Agreement
Exhibit 8.2(e)           Form of Shareholders Agreement
Exhibit 8.3(b)           Form of Opinion of Counsel to Parent

Schedule No.             Description
-----------------        -----------
Schedule 2.1             Deferred and Additional Consideration

Seller Disclosure
Schedule No.             Description
-----------------        -----------
Schedule 4.1             Seller's Subsidiaries; Corporate Documents
Schedule 4.2             Seller's Capitalization
Schedule 4.3             Defaults; Conflicts and Liens Created
Schedule 4.4             Seller Financial Statements
Schedule 4.5             Broker's and Other Fees
Schedule 4.6             Certain Changes and Events
Schedule 4.7             Legal Proceedings
Schedule 4.8             Taxes and Tax Returns
Schedule 4.9             Employee Benefit Plans
Schedule 4.10            Compliance with Applicable Laws
Schedule 4.11            Certain Contracts
Schedule 4.12            Properties and Insurance Policies
Schedule 4.14            Intellectual Property
Schedule 4.15            Parachute Payments
Schedule 4.16            Absence of Certain Agreements and Practices
Schedule 4.17            Major Vendors and Customers
Schedule 4.18            Accounts Receivable
Schedule 4.21            Bank Accounts
Schedule 4.22            Labor Relations

Shareholder Disclosure
Schedule No.             Description
----------------------   -----------
Schedule 5.4             Consents
Schedule 5.5             Claims

Parent Disclosure
Schedule No.             Description
----------------------   -----------
Schedule 6.1             Parent's Subsidiaries; Corporate Documents
Schedule 6.3             Defaults; Conflicts and Liens Created
Schedule 6.4             Parent Financial Statements

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, dated as of the 6th day of March, 1998 (the "Agreement"), is by and among MegaMarketing Corporation, a Georgia corporation ("Parent"), MegaMarketing Acquisition One, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Control Group Ltd., a Delaware corporation ("Seller"), and all of the shareholders of Seller (each a "Shareholder" and, collectively, the "Shareholders").

            WHEREAS, this Agreement provides for the strategic combination of Parent and Seller in furtherance of the parties' long-term strategic plans;

            WHEREAS, the combination will be accomplished by a merger of Merger Sub with and into Seller with Seller surviving and the Shareholders receiving the consideration hereinafter set forth (the "Merger");

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, the Boards of Directors of Seller, Parent and Merger Sub have duly adopted and approved this Agreement, and the Board of Directors of Seller has recommended this Agreement to its shareholders and directed that it be submitted to its shareholders for approval, the approval of Merger Sub's sole shareholder having been obtained; and

            WHEREAS, the Shareholders have agreed to vote in favor of the Merger.

            NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                             ARTICLE 1 - THE MERGER

            1.1  The Merger. At the Effective Time (as defined below), Merger
                 ----------
Sub shall be merged with and into Seller in accordance with the provisions of this Agreement, the Georgia Business Corporation Code (the "GBCC") and the Delaware General Corporation Law (the "DGCL"), and the separate existence of Merger Sub shall thereupon cease, and Seller, as the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation Corporation"), shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Parent. The Merger shall have the effect provided under the applicable laws of the states of Georgia and Delaware including, but not limited to, Section 14-2-1106 of the GBCC and Sections 259, 260 and 261 of the DGCL.

            1.2  Closing. The consummation of the transactions contemplated by
                 -------
this Agreement (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 at 2:00 p.m. on March 6, 1998 (the "Closing Date"). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.

            1.3  Effective Time of the Merger. Contemporaneous with or
                 ----------------------------
immediately following the Closing, the parties shall cause a certificate of merger (the "Certificate of Merger") to be executed, delivered and filed with the Secretaries of State of Georgia and Delaware in accordance with the provisions of the GBCC and DGCL, respectively. The Merger shall become effective at the close of business on the day of such filing and acceptance unless a different effective time is specified in the Certificate of Merger pursuant to the GBCC and DGCL (the "Effective Time").

            1.4  Articles of Incorporation; Bylaws. The Articles of
                 ---------------------------------
Incorporation and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

            1.5  Directors and Officers of the Surviving Corporation. At the
                 ---------------------------------------------------
Effective Time, the persons who are directors and officers of Merger Sub at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation.

          ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES

            2.1  Consideration. At the Effective Time, in consideration for the
                 -------------
Shareholders' entry into this Agreement and fulfillment of the obligations, covenants, terms and conditions set forth herein:

            (a)  Cash Consideration. Parent shall deliver to the Shareholders a
                 ------------------
total of $500,000.00 in cash, to be paid as set forth on Schedule 2.1 attached
                                                         ------------
hereto, (fifty percent (50%), or $250,000.00 of which is to be deferred and paid, if at all, pursuant to Schedule 2.1 attached hereto); and
                             ------------
            (b)  Conversion of Shares; Seller Common Stock. At the Effective
                 -----------------------------------------
Time, by virtue of the Merger and without any action on the part of the
Shareholders:

                (i) Seller Common Stock. Each issued and outstanding share of
                    -------------------
            stock of Seller, par value $.10 per share (the "Seller Common Stock") (an aggregate of 2,076,720 shares, excluding any such shares held in the treasury of Seller) shall automatically be canceled and extinguished and shall thereafter be converted into only the right to receive that number of shares of common stock, without par value, of Parent (the "Parent Common Stock") set forth on Schedule 2.1.

                (ii) Treasury Shares. Each share of Seller Common Stock held in
                     ---------------
            the treasury of Seller shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.

                (iii) Merger Sub Common Stock. Each issued and outstanding share
                      -----------------------
            of Merger Sub common stock at the Effective Time shall be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shall then constitute all of the issued and outstanding shares of the Surviving Corporation.

            (c)  Performance Option. In addition to the consideration set forth
                 ------------------
in Sections 2.1(a) and (b) (the "Merger Consideration"), each Shareholder shall also receive an option to purchase 115,385 shares of Parent Common Stock (the "Option") upon satisfaction of the conditions set forth on, and subject to the terms and conditions of, Schedule 2.1.
                         ------------

            (d)  Assumption of Debt; Transfer of Right to Payments. At the
                 -------------------------------------------------
Effective Time, Parent will assume the Shareholders' obligations to Seller pursuant to that certain $376,466.28 Promissory Note, dated July 15, 1997, given by the Shareholders to Seller, and the Shareholders will transfer to Parent all right, title, and interest to benefits and payments held by Shareholders and Applications Unlimited, Inc. ("AUI") pursuant to the following two contracts:
Settlement Agreement, dated July 15, 1997, between the Shareholders, AUI, and certain other parties; and Service Agreement, dated July 15, 1997, between Seller, AUI, and Masterpiece Consulting Corporation.

            2.2  No Fractional Shares. No scrip or fractional shares of Parent
                --------------------
Common Stock shall be issued in the Merger upon conversion of Seller Common Stock as provided in Section 2.1(b). Each registered holder of Seller Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon conversion of his or her Seller Common Stock shall be entitled to receive a cash payment with respect to such fractional share in an amount equal to the product of the Fair Market Value (as defined below) of Parent Common Stock multiplied by such fractional share. Parent will make available promptly after the Effective Time the funds necessary for the purpose of paying cash for fractional shares.

            2.3  Fair Market Value. The parties agree that the "Fair Market
                 -----------------
Value" for Parent Common Stock as of the date of this agreement shall be $2.17 per share.

            2.4  Stock Transfer Books. From and after the Effective Time, no
                 --------------------
transfer of Seller Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for Seller Common Stock are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the Merger Consideration.

            2.5  Surrender and Exchange of Certificates Representing Seller
                 ----------------------------------------------------------
Common Stock.
------------

           (a)   Surrender and Exchange of Certificates. Upon surrender to
                 --------------------------------------
Parent of an outstanding certificate or certificates that immediately prior to the Effective Time represented Seller Common Stock (the "Certificates") at the Closing or thereafter, the holder of such Certificates shall be entitled to receive at the Closing, or promptly after such surrender if after the Closing, in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Parent Common Stock to which such holder of Seller Common Stock shall have become entitled pursuant to the provisions of Section
2.1 and the Certificates so surrendered shall forthwith be canceled. From the Effective Time until surrender in accordance with the provisions of this Section 2.5, each Certificate (other than Certificates representing treasury shares) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of Seller Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

            (b)  Lost Certificates. In the case of any lost, misplaced, stolen
                 -----------------
or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Parent an indemnity agreement and a bond in such reasonable sum as Parent may direct as indemnity against any claim that may be made against the Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

            (c)  No Interest. No interest shall be paid or accrued on any
                 -----------
portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration.

            (d)  No Liability. Neither Parent nor the Surviving Corporation
                 ------------
shall be liable to any holder of shares of Seller Common Stock for any Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any abandoned property, escheat or similar law.

            2.6  Dissenting Stockholders. Any holder of Seller Common Stock who
                 -----------------------
dissents from the Merger and exercises appraisal rights in accordance with the provisions of Section 262 of the DGCL and who perfects such rights pursuant to such Section shall be entitled to receive, in lieu of the consideration provided in Section 2.1, the value of such shares in cash as determined pursuant to the applicable provisions of the DGCL. Notwithstanding the other provisions of this
Article 2, Seller Common Stock with respect to which a proper demand has been made in accordance with Section 262(d) of the DGCL shall not be converted into the right to receive Merger Consideration applicable to such shares as set forth in Section 2.1, unless the holder thereof shall have lost his or her status as a dissenting shareholder pursuant to Section 262 of the DGCL. Not less than twenty
(20) days prior to the meeting of
the Shareholders of Seller at which the Merger is to be submitted for approval, Seller shall notify each of its shareholders who was such on the record date for such meeting that appraisal rights are available pursuant to Sections 262(b) and
(c) of the DGCL for any or all of the shares of Seller Common Stock, and shall include in such notice a copy of this section.

            2.7  Adjustments. In the event that at any time after the date
                 -----------
hereof and prior to the Effective Time, Parent shall effect (a) a dividend or other distribution with respect to Parent Common Stock payable in Parent Common Stock or other property (other than cash), including the common stock, preferred stock or other securities of a Parent Subsidiary, (b) a combination of outstanding Parent Common Stock into a smaller number of such Parent Common Stock, or (c) any reorganization or reclassification, or any consolidation or merger of Parent, with another corporation, or the sale of all or substantially all of its assets to another corporation, in such a way that holders of outstanding Parent Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for such Parent Common Stock (any such event described in (a)-(c) above referred to as a "Diluting Event"), then, as a condition of such Diluting Event, lawful and adequate provision shall be made whereby the Shareholders shall thereafter be entitled to receive (under the same terms otherwise applicable to their receipt of Parent Common Stock), in lieu of the number of shares of Parent Common Stock to which such Shareholders are entitled immediately prior to such Diluting Event, such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of Parent Common Stock to which the Shareholders were so entitled, and in any case appropriate provision shall also be made with respect to such Shareholders' rights and interests to the end that the provisions of this Section 2.7 shall thereafter be applicable in relation to any shares of stock, securities or other property thereafter deliverable to such Shareholders pursuant to the provisions hereof. Notwithstanding the foregoing, a merger or other transaction with the corporation named in Section 8.1(e) shall not be considered a Diluting Event for purposes of this Section 2.7.

            2.8  Put Option.
                 ----------

            (a) The Company hereby irrevocably grants and issues to each Shareholder the right and option to sell to the Company its shares of Parent Common Stock, beginning on December 31, 1999, in the event the Company has not filed a registration statement covering a Qualified Initial Public Offering of the Common Stock by such date (the "Put"). The Put will expire on March 31, 2000. The purchase price (the "Purchase Price") applicable to shares of Parent Common Stock covered by the Put shall be the lesser of (a) the value of the shares of Parent Common Stock as of the date of this Agreement or (b) the Fair Market Value (as hereinafter defined) of the shares of Parent Common Stock on the date the Shareholder exercises the Put.

            (b) Within thirty (30) days of the Parent's receipt of written notice, addressed as set forth in Section 11 hereto, from the Shareholder of its intention to exercise the Put, Parent shall pay to the Shareholder, in cash or by certified or cashier's check, the Purchase Price, upon delivery to Parent of a certificate or certificates for the Shareholder's shares of Parent Common Stock.

            (c) The Fair Market Value of the shares of Parent Common Stock for purposes of the Put shall be based on a valuation of the Parent of ten (10) times the Parent's trailing EBITDA, as of the date the Put is exercised.

            (d) The Put described in this Section 2.8 is and shall at all times remain subject to the rights of Parent's creditors as set forth in any agreement to which Parent is a party, or otherwise. Notwithstanding anything to the contrary in this Section 2.8, the Purchase Price may only be paid if the Parent has paid, in full, Parent's then-current indebtedness under its loans from CoreStates Bank, N.A. and Sirrom Investments, Inc.

            (e) In the event a Shareholder attempts to exercise the Put and Parent determines that it does not have sufficient cash to pay such Shareholder the Purchase Price, such Shareholder may, in lieu of exercising the Put, purchase from Parent such number of shares of common stock of the Surviving Corporation ("Survivor Common Stock") as is necessary to give such Shareholder the same percentage ownership of the Surviving Corporation as he or she currently has of the Seller. The Shareholder's purchase price for such Survivor Common Stock shall for the purposes hereof be equal to $300,000 from each Shareholder as well as the return from each Shareholder of all Parent Common Stock issued pursuant to this Agreement. Notwithstanding the foregoing, Parent shall not sell any Survivor Common Stock pursuant to this Section 2.8(e) if such sale would be prohibited by Parent's loan agreement and related loan documents, dated March 6, 1998, with Sirrom Investments, Inc.


                        ARTICLE 3 - RULES OF CONSTRUCTION

            In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

            (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

            (b)  Any reference to any gender includes the other genders;

            (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

            (d)  Any reference to any agreement, instrument or other document
(i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and
(ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

            (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

            (f)  Any reference to "writing" includes printing, typing,
                                   -------
lithography and other means of reproducing words in a visible form;

            (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

            (h)  Any reference to "dollars" and the symbol "$" means dollars
                                   -------                 ---
constituting legal tender for the payment of public and private debts in the the United States of America;

            (i) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

            (j) References herein to the "Seller Disclosure Schedules" shall mean the disclosure schedules, dated as of the date hereof, which have been delivered on the date hereof by Seller or the Seller Subsidiaries to Parent and all other documents, agreements, and other items disclosed by Seller or the Seller Subsidiaries to Parent in connection with this Agreement, and references to a numbered Seller Disclosure Schedule shall mean that portion of the Seller Disclosure Schedules that refers to the specific section or subsection of
Article 4 of this Agreement;

            (k) References herein to the "Shareholder Disclosure Schedules" shall mean the disclosure schedules, dated as of the date hereof, which have been delivered on the date hereof by the Shareholders to Parent and all other documents, agreements, and other items disclosed by each Shareholder to Parent in connection with this Agreement, and references to a numbered Shareholder Disclosure Schedule shall mean that portion of the Shareholder Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;

            (l) References herein to the "Parent Disclosure Schedules" shall mean the disclosure schedules, dated as of the date hereof, which have been delivered on the date hereof by Parent to Seller and all other documents, agreements, and other items disclosed by Parent to Seller in connection with this Agreement and references to a numbered Parent Disclosure Schedule shall mean that portion of the Parent Disclosure Schedules that refers to the specific section or subsection of Article 6 of this Agreement;

            (m)  The terms "hereof," "hereby," "hereunder" and similar terms
                            ------    ------    ---------
terms shall refer to this Agreement as a whole;

            (n)  The term "including" shall mean "including, without
                           ---------
limitation";

            (o) The term "EBITDA" means earnings before income taxes, depreciation and amortization, as determined by generally accepted accounting principles and practices ("GAAP"), except, for purposes of the projections referenced in Section 2.1(c), Schedule 2.1, and Section 7.18(b), such EBITDA projection shall be as adjusted for any claims brought against Seller for brokers or finders fees in connection with this Agreement;

            (p) The term "Governmental Authority" means any United States federal, state or local, or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

            (q) The term "Material Adverse Effect" with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted;

            (r) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner;

            (s) The term "Parent Subsidiary" means any Subsidiary of Parent, and the term "Seller Subsidiary" means any Subsidiary of Seller. Unless otherwise specifically provided, all representations, warranties and covenants made by, on behalf of or with respect to Seller herein shall be deemed to include the Seller and the Seller Subsidiaries;

            (t) Each party and its counsel has had the opportunity to negotiate the terms and provisions of this Agreement. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER
                              AND THE SHAREHOLDERS

            Seller and the Shareholders jointly and severally hereby represent and warrant to Parent as follows:

            4.1  Corporate Organization.
                 ----------------------

            (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller.

            (b)  All Seller Subsidiaries are listed on Seller Disclosure
                                                       -----------------
Schedule 4.1. Each Seller Subsidiary is duly incorporated, validly existing and
------------
in good standing under the laws of its respective jurisdiction of incorporation. Each Seller Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on such Subsidiary.

            (c)  Seller Disclosure Schedule 4.1 sets forth copies of the
                 ------------------------------
Articles of Incorporation, bylaws and other operating agreements, if any, of Seller and each of the Seller Subsidiaries.

            (d)  Except as set forth in Seller Disclosure Schedule 4.1,
                                        ------------------------------
Seller does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

            4.2  Capitalization. The authorized capital stock of Seller
                 --------------
consists of 1,000 shares of Seller Common Stock and no shares of preferred stock or any other form of capital stock. As of the date hereof, there are 100 shares of Seller Common Stock issued and outstanding. Seller Disclosure Schedule 4.2
                                               ------------------------------
sets forth the names and addresses of each of the Shareholders and the number of shares of Seller Common Stock owned by each. Except as set forth on Seller
                                                                    ------
Disclosure Schedule 4.2, there are no shares of Seller Common Stock outstanding.
-----------------------
Seller Disclosure Schedule 4.2 sets forth all options which may be exercised for
------------------------------
issuance of Seller Common Stock and the terms upon which the options may be exercised ("Seller Stock Options"). Seller Disclosure Schedule 4.2 sets forth
                                    ------------------------------
copies of the option plans and agreements pursuant to which the Seller Stock Options were granted and a list of each outstanding Seller Stock Options. All issued and outstanding shares of Seller Common Stock, and all issued and outstanding shares of capital stock of each of the Seller Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued under available exemptions from federal and state securities laws. All of the outstanding shares of capital stock of each Seller Subsidiary are owned by Seller and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as disclosed in Seller Disclosure Schedule 4.2, neither Seller nor any of the
             ------------------------------
Seller Subsidiaries nor any Shareholder has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Seller or any of the Seller Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

            4.3  Authority; No Violation.
                 -----------------------

            (a) Except for approval by the Shareholders of the Merger and the filing of the Certificate of Merger in accordance with the GBCC and DGCL (collectively, the "Seller Approvals"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively "Authorizations") any third party or any Governmental Authority are necessary on behalf of Seller, the Shareholders or the Seller Subsidiaries in connection with (i) the execution and delivery by Seller and the Shareholders of this Agreement and (ii) the consummation by Seller and the Shareholders of the Merger and the other transactions contemplated hereby. Subject to receipt of the Seller Approvals, Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Seller in accordance with the Articles of Incorporation and bylaws of Seller and with applicable Laws (as defined below). Except for the Seller Approvals, no other corporate proceedings on the part of Seller or the Seller Subsidiaries are necessary for the Seller and the Shareholders to execute and deliver this Agreement and be bound by the terms hereof. This Agreement has been duly and validly executed and delivered by Seller and the Shareholders and constitutes the valid and binding obligation of Seller and Shareholders enforceable against Seller and the Shareholders in accordance with its terms.

            (b)  Neither the execution and delivery of this Agreement by
Seller or the Shareholders, nor the consummation by Seller and the Shareholders of the Merger and the other transactions contemplated hereby in accordance with the terms hereof, nor compliance by Seller and the Shareholders with any of the terms or provisions hereof, will: (i) violate any provision of Seller's Articles of Incorporation or bylaws; (ii) assuming that the Seller Approvals are duly obtained, violate any United States federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority (collectively, "Laws") applicable to Seller, any of the Seller Subsidiaries, the Shareholders or any of its or their respective properties or assets; or (iii)
except as set forth in Seller Disclosure Schedule 4.3, violate, conflict with,
                       ------------------------------
result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of Seller, the Seller Subsidiaries or the Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller, any of the Seller Subsidiaries or any of the Shareholders is a party, or by which they or any of their respective properties or assets may be bound or affected.

            4.4  Financial Statements.
                 --------------------

            (a)  Seller Disclosure Schedule 4.4 sets forth copies of: (i)
                 ------------------------------
the consolidated balance sheet of Seller and the Seller Subsidiaries as of December 31, 1997 and the consolidated statements of income, shareholders' equity and cash flows for the period ended December 31, 1997, (collectively, together with the related notes and any additional financial statements delivered pursuant to Section 7.4, the "Seller Financial Statements"). The Seller Financial Statements present fairly, in all material respects, the consolidated financial position of Seller and the Seller Subsidiaries as of the respective dates set forth therein, and the consolidated results of Seller's and the Seller Subsidiaries' operations and their cash flows for the respective periods set forth therein.

            (b) The books and records of Seller and the Seller Subsidiaries have been maintained in compliance with applicable legal and accounting requirements. Such books and records will, on or before December 31, 1998, also be maintained in accordance with GAAP.

            (c) Except as and to the extent reflected, disclosed or reserved against in the Seller Financial Statements, or as disclosed in Seller Disclosure
                                                               -----------------
Schedule 4.4, as of December 31, 1997, neither Seller nor any of the Seller
------------
Subsidiaries had any liabilities or obligations of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"). Since December 31, 1997, Seller and the Seller Subsidiaries have not incurred any Liabilities except in the ordinary course of business and consistent with past practice, which in the aggregate are not material.

            4.5  Broker's and Other Fees. Except as disclosed in Seller
                 -----------------------                         ------
Disclosure Schedule 4.5, neither Seller nor the Shareholders have employed any
-----------------------
broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of this Agreement or the transactions contemplated hereby or the termination of the services of such consultants by Seller or the Shareholders.

            4.6  Absence of Certain Changes or Events.
                 ------------------------------------

            (a)  Except as disclosed in Seller Disclosure Schedule 4.6, there
                                        ------------------------------
has been no Material Adverse Effect on the Seller since December 31, 1997 and to the best of Seller's and each Shareholder's knowledge, no facts or conditions exists which will cause a Material Adverse Effect on Seller (or the Surviving Corporation after the Merger) in the future.

            (b) Except as set forth in Seller Disclosure Schedule 4.6, neither
                                       ------------------------------
Seller nor any of the Seller Subsidiaries nor any of the Shareholders has taken or permitted any of the actions set forth in Section 7.2(a) since December 31, 1997 and, except for execution of this Agreement, Seller has conducted its business only in the ordinary course, consistent with past practice. Prior to December 31, 1997, no such party hereto has taken or permitted any of the actions set forth in Section 7.2(a) that are not reflected in the Seller Financial Statements and notes related thereto.

            4.7  Legal Proceedings. Except as disclosed in Seller Disclosure
                 -----------------                         -----------------
Schedule 4.7, neither Seller nor any of the Seller Subsidiaries nor any of the
------------
Shareholders is a party to any, and there are no pending or, to Seller's or the Shareholders' knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Seller or any of the Seller Subsidiaries. Except as disclosed in Seller
                                                                         ------
Disclosure Schedule 4.7, neither Seller nor any of the Seller Subsidiaries is a
-----------------------
party to any order, judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Seller Disclosure
                                                       -----------------
Schedule 4.7, no actions, suits, demands, notices, claims, investigations or
------------
proceedings are pending or, to Seller's or the Shareholders' knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Seller or the Seller Subsidiaries (in connection with such officer's, director's, employee's or agent's activities on behalf of Seller or the Seller Subsidiaries or that otherwise relate, directly or indirectly to Seller or the Seller Subsidiaries or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the knowledge of Seller or the Shareholders, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

            4.8 Taxes and Tax Returns. Except as disclosed in Seller Disclosure
                ---------------------                         -----------------
Schedule 4.8:
------------
            (a) Seller and the Seller Subsidiaries have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any United States federal, state or local or foreign Taxes and have duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Parent in writing). As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Seller and the Seller Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Seller or any of the Seller Subsidiaries through such date.

            (b)  None of the Returns of Seller or any of the Seller
Subsidiaries have been examined by the United States Internal Revenue Service (the "IRS"), or any other United States federal, state or local or any foreign Governmental Authority within the past six years. To the knowledge of Seller or the Shareholders, there are no audits or other Governmental Authority proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes upon Seller or any of the Seller Subsidiaries, nor has Seller or any of the Seller Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Seller or any of the Seller Subsidiaries, except for Liens for Taxes not yet due. Seller and each of the Seller Subsidiaries has complied (and until the Effective Time will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

            (c) Neither Seller nor any of the Seller Subsidiaries: (i) has requested any extension of time within which to file any Return which Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Seller or any of the Seller Subsidiaries (nor does Seller or the Shareholders have any knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which Seller has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby; or (v) has been a member of an affiliated group other than one of which the Seller was the common parent.

            4.9  Employee Benefit Plans and Relations.  Except as disclosed in
                 ------------------------------------
Seller Disclosure Schedule 4.9:
------------------------------

            (a) Neither Seller nor any of the Seller Subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any pension, profit-sharing, retirement, thrift or stock bonus plan, "employee welfare benefit plan" (the "Seller Welfare Plans"), as such term is defined in Section 3 of ERISA, or any other stock option plan, stock purchase plan, restricted stock plan, deferred compensation plan, severance plan, phantom stock plan, bonus plan or other similar plan, program or arrangement (collectively the "Employee Plans"). Neither Seller nor any of the Seller Subsidiaries has contributed to, or been required to contribute to, any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

            (b) Each of the Seller Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Code, and Seller is not aware of any fact or circumstance that would adversely affect the qualified status of any such plan.

            (c) Each of the Seller Pension Plans, Seller Welfare Plans and other Employee Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable Laws.

            (d) Neither Seller nor any of the Seller Subsidiaries, nor, to the knowledge of Seller or the Shareholders, any trustee, fiduciary or administrator of any Seller Pension Plan or Seller Welfare Plan or any trust created thereunder, has engaged in a "prohibited transaction" as such term is defined in
Section 4975 of the Code, which could subject Seller or any of the Seller Subsidiaries, or, to the knowledge of Seller or the Shareholders, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

            (e) No Seller Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Seller Pension Plan, as that term is defined in Section 4043(b) of ERISA.

            (f) There are no pending, or, to the knowledge of Seller or the Shareholders, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Seller Pension Plans or the Seller Welfare Plans or any trusts related thereto.

            (g)  Accruals; Funding

                (i)    Pension/Profit Sharing Plans. None of the Employee
                       ----------------------------
            Plans is a Pension/Profit Sharing Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).

                (ii)   Other Plans. Seller Disclosure Schedule 4.9 fully and
                       -----------  ------------------------------
            accurately sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan that provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

                (iii)  Contributions. Except as set forth on Seller Disclosure
                       -------------                         -----------------
            Schedule 4.9: (A) Seller and each trade or business (whether or not
            ------------
            incorporated), which together with Seller is treated as a single employer pursuant to Code Section 414(b),(c),(m) or (o) ("an ERISA Affiliate"), has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expense under such Employee Plan, including the Pension Benefit Guaranty Corporation ("PBGC") premiums and amounts required to be contributed under Code Section 412; (B) all contributions have been made in accordance with the actuarial recommendations; and (C) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.

            (h) Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications that are required to have been filed, published or disseminated under ERISA or other Laws and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission (the "SEC") with respect to the Employee Plans have been so filed, published or disseminated.

            4.10 Compliance with Applicable Laws. Except as set forth in Seller
                 -------------------------------                         ------
Disclosure Schedule 4.10, Seller and each of the Seller Subsidiaries hold all
------------------------
licenses, franchises, permits, consents and authorizations ("Licenses") necessary for the lawful conduct of their respective businesses. No proceeding is pending or threatened seeking the revocation or suspension of any License. The Seller and the Seller Subsidiaries are and have been in compliance in all material respects with all applicable Laws, and neither Seller nor the Seller Subsidiaries nor any Shareholder has received any notices of any allegation of any violation of any Laws or Licenses.

            4.11 Certain Contracts
                 -----------------

            (a)  Seller Disclosure Schedule 4.11 lists the following agreements
                 -------------------------------
(collectively, the "Material Contracts"), including, without limitation, leases, purchase contracts and commitments, to which Seller or the Seller Subsidiaries is a party or by which Seller or the Seller Subsidiaries or any of its or their properties or assets is bound:

                (i) all agreements that involve an annual commitment or payment by any party thereto of more than $10,000 individually or $50,000 in the aggregate or which have a fixed term extending more than 12 months from the date hereof;

                (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

                (iii)  all leases;

                (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by Seller or the Seller Subsidiaries in any amount (exclusive of advances to employees for expenses in the ordinary course of business);

                (v) all powers of attorney, guarantees, suretyships or similar agreements;

                (vi) all material agreements relating to the Seller's obligations to AUI or Masterpiece Consulting Corporation; and

                (vii) all other written agreements the breach of or default under which could have a Material Adverse Effect on Seller or the Seller Subsidiaries.

            Each of the Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms.

            (b)  Except as disclosed in Seller Disclosure Schedule 4.11, (i)
                                        -------------------------------
neither Seller nor any of the Seller Subsidiaries is a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Seller or any of the Seller Subsidiaries to any officer, employee, director or consultant thereof. Seller Disclosure Schedule 4.11 sets forth true and correct copies of
         -------------------------------
all severance or employment agreements with officers, directors, employees, agents or consultants to which Seller or any of the Seller Subsidiaries is a party.

            (c)  Except as disclosed in Seller Disclosure Schedule 4.11, no
                                        -------------------------------
agreement or understanding to which Seller or any of the Seller Subsidiaries is a party or by which any of them is bound limits the freedom of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person.

            (d)  Except as disclosed in Seller Disclosure Schedule 4.11,
                                        -------------------------------
neither Seller nor any of the Seller Subsidiaries nor, to the knowledge of Seller and the Shareholders, any other party thereto, is in default under any of the Material Contracts or any other agreement to which the Seller or the Seller Subsidiaries is a party or to which it or its properties is bound; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of Seller and the Seller Subsidiaries thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby. Except as disclosed in Seller Disclosure Schedule 4.11,
                                            -------------------------------
upon consummation of the Merger, the Surviving Corporation will be entitled to enjoy the advantages and benefits of the business arrangements, opportunities and relationships as enjoyed by the Seller and the Seller Subsidiaries prior to the date hereof without interference or interruption.

            4.12 Properties and Insurance.
                 ------------------------

            (a)  Except as disclosed in Seller Disclosure Schedule 4.12,
                                        -------------------------------
Seller and the Seller Subsidiaries have good and, as to owned real property, marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Seller Financial Statements as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith and (ii) such Liens and title imperfections that do not in the aggregate have an adverse effect upon the business, operations, assets, and financial condition of Seller and the Seller Subsidiaries taken as a whole. Seller and the Seller Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Seller and the Seller Subsidiaries as presently occupied, used, possessed and controlled by Seller and the Seller Subsidiaries or necessary in the operation of their businesses as currently conducted.

            (b) The business operations and all insurable properties and assets of Seller and the Seller Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the Shareholders, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Shareholders adequate for the business engaged in by Seller and the Seller Subsidiaries. Copies of all such policies as in effect on the date hereof are attached hereto as part of Seller Disclosure
                                                            -----------------
Schedule 4.12. Neither Seller nor any of the Seller Subsidiaries nor any of the
-------------
Shareholders has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and neither Seller nor the Seller Subsidiaries is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

            (c) No person other than Seller or the Seller Subsidiaries is currently entitled to possession of any of the properties of Seller or the Seller Subsidiaries, whether owned or leased by Seller or the Seller Subsidiaries. To the knowledge of Seller and the Shareholders, the real property, buildings, structures and improvements owned or leased by Seller or the Seller Subsidiaries conform to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Seller has not received notice nor does Seller have actual knowledge of (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by Seller or the Seller Subsidiaries,
(ii) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by Seller's or the Seller Subsidiaries' insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by Seller and the Seller Subsidiaries are adequate for the conduct of their businesses as presently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned by Seller and the Seller Subsidiaries constitute all of the property and assets that Seller and the Seller Subsidiaries use or may reasonably need in connection with the operation of their businesses as presently conducted, and the consummation of the transactions contemplated by this Agreement will not impair the ability of Parent to use such properties and assets.

            4.13 Environmental Matters.
                 ---------------------
            (a) The operations of Seller and the Seller Subsidiaries comply, and have complied, in all respects with all applicable Environmental Laws (as defined below).

            (b) Seller and the Seller Subsidiaries have obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of Seller and the Seller Subsidiaries' businesses, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and Seller is in compliance in all respects with all terms and conditions thereof.

            (c) Neither Seller, nor any of the Seller Subsidiaries nor any of the Shareholders has received any written notice of any pending or threatened investigation, proceeding or claim to the effect that any of Seller or the Seller Subsidiaries is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Seller or the Seller Subsidiaries to any person or entity or for any such cleanup costs.

            (d) The term "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment.

            4.14 Intellectual Property.
                 ---------------------

            (a)  Seller Disclosure Schedule 4.14 (i) lists and describes all
                 -------------------------------
patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark and service mark licenses, (ii) describes all copyrights, computer software, databases, and all other intellectual property that are owned by or registered in the name of Seller or to which Seller has any rights as licensee or otherwise, which list specifies which items are owned and to which items Seller has rights as a licensee or otherwise; and (iii) lists and describes all contracts, agreements or understandings pursuant to which Seller has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clauses (i) and (ii) above.

            (b)  The items listed or described in the Seller Disclosure
                                                      -----------------
Schedule 4.14 pursuant to the preceding subsection (a) constitute or represent
-------------
all of the intellectual property necessary to the conduct of Seller's business, and Seller's ownership and use rights with respect thereto are free and clear of Liens.

            (c) All federal trademark or service mark registrations, and all applications to register any trademarks or service marks or any trademark register maintained by the United States government or any state or provincial government are based on truthful affidavits or declarations of use.

            (d) Seller has not infringed upon, and Parent's conduct of Seller's business after the Closing as presently conducted will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other person or entity; and Seller has not agreed to indemnify any person or entity for or against any infringement of or by the intellectual property set forth in the Seller Disclosure Schedule
                                                 --------------------------
4.14. To the knowledge of Seller and Shareholders, no person or entity is
----
infringing upon any of Seller's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property.

            (e)  Seller has, and immediately after the Closing Parent will have, all computer software and databases that are necessary to conduct Seller's business as presently conducted by Seller and all documentation relating to all such computer software and databases. The computer software performs in accordance with the documentation related thereto or used in connection therewith and is free of defects in programming and operation. Seller Disclosure
                                                               -----------------
Schedule 4.14 identifies each person or entity to whom Seller has sold,
-------------
licensed, leased or otherwise transferred or granted any interest in or rights to any of the computer software and databases and the date of each such sale, license, lease or other transfer or grant.

            4.15 No Parachute Payments. Except as disclosed in Seller Disclosure
                 ---------------------                         -----------------
Schedule 4.15, no officer, director, employee or agent (or former officer,
-------------
director, employee or agent) of Seller or any of the Seller Subsidiaries is entitled now, or will or may be entitled as a consequence of this Agreement or the Merger, to any payment or benefit from Seller or any of the Seller Subsidiaries or from Parent, which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code.

            4.16 Absence of Certain Agreements and Practices.
                 -------------------------------------------

            (a)  Except as set forth in Seller Disclosure Schedule 4.16 or in
                                        -------------------------------
connection with customary transactions in the ordinary course of business, no present or former officer, director or shareholder of Seller or any of the Seller Subsidiaries:

                (i)    owes money to Seller or any of the Seller Subsidiaries;

                (ii) has any claim against Seller or any of the Seller Subsidiaries;

                (iii) has any interest in any property or assets used by Seller or any of the Seller Subsidiaries in its or their business;

                (iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated herein;

                (v) has any agreement with Seller or any of the Seller
            Subsidiaries that is not terminable by Seller or any of the Seller Subsidiaries without penalty or notice;

                (vi) has any agreement providing severance benefits or other benefits, which are conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment; or

                (vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

            (b) Neither Seller, any of the Seller Subsidiaries, nor any of its or their directors, officers, agents, affiliates or employees, nor any other person acting on behalf of Seller or the Seller Subsidiaries has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of Seller or the Seller Subsidiaries, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of Seller or the Seller Subsidiaries.

            4.17 Major Vendors and Customers.  Seller Disclosure Schedule 4.17
                 ---------------------------   -------------------------------
sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, Seller and the Seller Subsidiaries, to whom Seller and the Seller Subsidiaries paid or billed in the aggregate in excess of $30,000 during calendar year 1997.

            4.18 Accounts Receivable. Seller Disclosure Schedule 4.18 sets forth
                 -------------------  -------------------------------
the accounts receivable of Seller and the Seller Subsidiaries as of December 31, 1997, as reflected in the Seller Financial Statements as of that date, together with an aging of these accounts. These accounts receivable, and all accounts receivable of Seller and the Seller Subsidiaries created after that date, arose from valid transactions in the ordinary course of business and will be good and collectible at the recorded amounts thereof. No portion of the accounts receivable is subject to counterclaim or setoff.

            4.19 Corporate Records. The corporate record books (including the
                 -----------------
share records) of Seller and the Seller Subsidiaries are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors of Seller and the Seller Subsidiaries and all transactions involving the shares of Seller and the Seller Subsidiaries (and contain all canceled share certificates).

            4.20 Combinations Involving Seller and the Seller Subsidiaries. All
                 ---------------------------------------------------------
mergers, consolidations or other business combinations involving Seller or any of the Seller Subsidiaries and all liquidations, purchases or other transactions by which Seller or any of the Seller Subsidiaries acquired any of their business and property were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

            4.21 Bank Accounts. Seller Disclosure Schedule 4.21 lists all bank,
                 -------------  -------------------------------
money market, savings and similar accounts and safe deposit boxes of Seller and each of the Seller Subsidiaries, specifying the account numbers and the authorized signatories or persons having access to them.

            4.22 Labor Relations. Except as disclosed on Seller Disclosure
                 ---------------                         -----------------
Schedule 4.22, Seller and each of the Seller Subsidiaries is in compliance with
-------------
all federal and state Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against Seller or any of the Seller Subsidiaries pending before the National Labor Relations Board ("NLRB").
There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller or the Shareholders, threatened against or involving or affecting Seller or the Seller Subsidiaries and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Seller or the Seller Subsidiaries. Except for any Material Contract disclosed pursuant to Section 4.11, neither Seller nor any of the Seller Subsidiaries is a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to Seller or the Seller Subsidiaries or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with Seller or the Seller Subsidiaries.

            4.23  Disclosure. No representation, warranty, or statement made by
                  ----------
Seller or the Shareholders in this Agreement or in any document or certificate furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. All facts known or reasonably available to Seller or the Shareholders that are material to the financial condition, operation, or prospects of the business and assets of Seller and the Seller Subsidiaries have been disclosed to Parent.


                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

            Each Shareholder represents and warrants to Parent, severally and not jointly, with respect to himself or herself and his or her ownership of Seller Common Stock, as follows:

            5.1  Ownership of Shares. The Shareholder owns of record and
                 -------------------
beneficially all of the Seller Common Stock set forth opposite his or her name on Seller Disclosure Schedule 4.2. Such Shareholder owns all right, title and
   ------------------------------
interest in and to such Seller Common Stock, free and clear of all Liens (including those for federal or state estate or inheritance taxes), options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (including any arising from any pending or threatened litigation) other than restrictions on transfers arising out of applicable federal and state securities Laws and the agreements identified on Seller Disclosure Schedule 4.2
                                                 ------------------------------
(which shall be terminated at or prior to the Closing). The Shareholder owns no other securities of Seller.

            5.2  Authorization. With respect to this Agreement and any other
                 -------------
agreements, instruments and documents executed and delivered by the Shareholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Shareholder Delivered Agreements"): (i) such Shareholder has the right, power and authority to enter into the Shareholder Delivered Agreements executed and delivered by him or her and to consummate the transactions contemplated by, and otherwise to comply with and perform his obligations under them; and (ii) the Shareholder Delivered Agreements will, when delivered, constitute valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

            5.3  Absence of Violations or Conflicts.  The execution and delivery
                 ----------------------------------
of the Shareholder Delivered Agreements and the consummation by such Shareholder of the transactions contemplated by, or other compliance with the performance under them do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of Seller or any of the Seller Common Stock under (A) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which such Shareholder is a party or to which he or she or his or her properties or Seller or its properties are subject or bound, (B) any judgment, decree or order of any Governmental Authority to which such Shareholder or his or her properties are subject or bound, or (C) any applicable Laws; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of such Shareholder that would result in any Lien or other claim upon the assets of Seller.

            5.4  No Consents Required. Except as set forth on Shareholder
                 --------------------                         -----------
Disclosure Schedule 5.4, no Authorization of or with any Governmental Authority
-----------------------
or any other Authorization of or with any other third party on the part of such Shareholder is required in connection with his or her execution or delivery of the Shareholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with the performance under, such Shareholder Delivered Agreements by such Shareholder.

            5.5  No Claims Against Seller. Except as set forth on Shareholder
                 ------------------------                         -----------
Disclosure Schedule 5.5, such Shareholder has no claim against Seller, except
-----------------------
for accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement), and except as otherwise specifically provided in this Agreement.

            5.6  Litigation Related to this Agreement. Such Shareholder is not a
                 ------------------------------------
party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or other third party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

            5.7  Investment Intent.
                 -----------------

            (a) Such Shareholder will acquire the Parent Common Stock pursuant to this Agreement for his or her own account, to hold for investment and with no present intention of dividing his or her participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and he or she will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws (the "State Acts"). Without limiting the foregoing, such Shareholder has no plan or intention to sell or otherwise dispose of any of the Parent Common Stock issued to him or her pursuant to this Agreement or to effect any other transaction which would adversely affect the status of the Merger as a tax-free reorganization under the Code. Such Shareholder agrees that there will be placed on the certificate or other evidence of the Parent Common Stock, or any substitutions therefor, a legend stating in substance:

                 THE SECURITIES EVIDENCED HEREBY HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF
            1933, AS AMENDED (THE SECURITIES ACT), OR ANY
            STATE SECURITIES LAWS IN RELIANCE ON ONE OR
            MORE EXEMPTIONS THEREUNDER AND MAY NOT BE
            SOLD OR TRANSFERRED EXCEPT IN TRANSACTIONS
            EXEMPT FROM REGISTRATION UNDER THE SECURITIES
            ACT AND ANY APPLICABLE STATE SECURITIES LAWS
            OR PURSUANT TO AN EFFECTIVE REGISTRATION
            STATEMENT THEREUNDER. THESE SECURITIES ARE
            SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH
            IN AN AGREEMENT AND PLAN OF MERGER (THE
            AGREEMENT) DATED MARCH 6, 1998 AMONG THE
            CORPORATION AND THE HOLDER OF THESE
            SECURITIES AND OTHERS. ANY ATTEMPTED
            TRANSFER IN VIOLATION OF THE AGREEMENT SHALL
            BE NULL AND VOID. A COPY OF THE AGREEMENT OR
            A SUMMARY OF SUCH RESTRICTIONS IS AVAILABLE
            FROM THE CORPORATION UPON REQUEST.


            (b) Without limiting the foregoing, there is no plan or intention by such Shareholder to sell, exchange, or otherwise dispose of a number of Parent's shares received as a result of the Merger that would reduce any of the Shareholder's ownership of acquired shares to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Seller as of the same date. For purposes of this representation, shares of Seller's stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of Parent's fractional shares will be treated as outstanding stock of Seller on the date of the Merger. Moreover, shares of Seller's stock and Parent's shares held by the Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

            5.8  Access to Information; Accredited Investor Status. Such
                 -------------------------------------------------
Such Shareholder has been given access to all material and relevant information concerning Parent, thereby enabling such Shareholder to make an informed investment decision concerning his or her investment in the Parent Common Stock. Such Shareholder has relied solely upon an independent investigation made by him or her and his or her representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine data and information relating to Parent. In making his or her investment decision to acquire the Parent Common Stock pursuant to this Agreement, such Shareholder is not relying on any oral or written representations or assurances from Parent or any other person or any representative of Parent or any other person other than as set forth in this Agreement. Such Shareholder has reviewed the definition of "accredited investor" in Rule 501 of Regulation D under the 1933 Act and such Shareholder is an accredited investor.

            5.9  Economic Risk. Such Shareholder represents that he or she is
                 -------------
able to bear the economic risk of an investment in the Parent Common Stock, which such Shareholder acknowledges is currently illiquid, including a possible total loss of his or her investment. In making this statement, such Shareholder hereby represents and warrants to Parent that he or she has adequate means of providing for his or her current needs and contingencies; he or she is able to afford to hold the Parent Common Stock for an indefinite period and he or she further represents that he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Parent Common Stock. Further, such Shareholder represents that he or she has no present need for liquidity in the Parent Common Stock and is willing to accept such investment risks.

            5.10 Tax Advice. Such Shareholder has reviewed with his or her tax
                 ----------
advisor the United States federal, state, local and foreign tax consequences of an investment in the Parent Common Stock and the transactions contemplated by this Agreement. Such Shareholder is relying solely on such advisors and not on any statements or representations of Parent or any of its agents, except as provided herein and in the tax opinion delivered hereunder and understands that he or she (and not Parent) shall be responsible for his or her own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.


              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent hereby represents and warrants to Seller and the Shareholders as follows:

            6.1  Corporate Organization.
                 ----------------------

            (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent.

            (b)  All Subsidiaries of Parent are listed on Parent Disclosure
                                                          -----------------
Schedule 6.1. Each Subsidiary is duly organized and validly existing
------------
and in good standing under the laws of its state or other jurisdiction of incorporation. Each Parent Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent. Parent Disclosure Schedule 6.1 sets forth
                                   ------------------------------
copies of the Articles of Incorporation and bylaws, if any, as in effect on the date hereof, of Parent and each of the Parent Subsidiaries. Except as set forth in the Parent Disclosure Schedule 6.1, Parent does not own or control, directly
       ------------------------------
or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

            6.2  Capitalization. As of the date hereof, the authorized capital
                 --------------
stock of Parent consists of 10,000,000 shares of Parent Common Stock and 500,000 shares of preferred stock, without par value ("Parent Preferred Stock"). As of the date hereof, there were 2,977,200 shares of Parent Common Stock issued and outstanding, no shares of Parent Preferred Stock issued and outstanding, 260,192 shares reserved for issuance upon the exercise of that certain Stock Purchase Warrant issued by Parent to Sirrom Investments, Inc. on the date hereof (which amount is subject to adjustment pursuant to the Stock Purchase Warrant), and 13,846 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants ("Parent Stock Options"). All issued and outstanding shares of Parent Common Stock, and all issued and outstanding shares of capital stock of each of the Parent Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Parent Subsidiary are owned by Parent and are free and clear of any Liens. Except as disclosed above, neither Parent nor any of the Parent Subsidiaries has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Parent or any of the Parent Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

            6.3  Authority; No Violation.
                 -----------------------

            (a) Except for the filings of the Merger documents as required by the GBCC and the DGCL (collectively, the "Parent Approvals"), no Authorization of any Governmental Authority is necessary on behalf of Parent in connection with the execution and delivery by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby. Subject to receipt of the Parent Approvals, Parent has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent in accordance with the Articles of Incorporation of Parent and applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Parent are necessary to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the Merger and the other transactions contemplated hereby in accordance with the terms hereof, or compliance by Parent with any of the terms or provisions hereof, will (i) assuming that the Parent Approvals are duly obtained, violate any provision of Parent's Articles of Incorporation or bylaws, (ii) assuming that the Parent Approvals are duly obtained, violate any Law applicable to Parent, any of the Parent Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in Parent Disclosure Schedule 6.3, violate, conflict with, result in a breach of
------------------------------
any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Parent, and which will not prevent or delay the consummation of the Merger and the other transactions contemplated hereby.

            (c) Subject to receipt of the Parent Approvals, Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and the sole shareholder of Merger Sub in accordance with the Articles of Incorporation of Merger Sub and applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Merger Sub are necessary to consummate the Merger or the other transactions so contemplated. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.

            6.4  Financial Statements.
                 --------------------

            (a)  The financial statements of Parent set forth in Parent
                                                                 ------
Disclosure Schedule 6.4 (the "Parent Financial Statements"), as of their
-----------------------
respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) Since February 10, 1998, there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any Parent Subsidiary having, individually or in the aggregate, a Material Adverse Effect on Parent, other than changes, occurrences and circumstances disclosed by the Parent prior to the date hereof.

            6.5  Broker's and Other Fees. Neither Parent nor any of the Parent
                 -----------------------
Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

            6.6 Parent Common Stock. At the Effective Time, the Parent Common
                -------------------
Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Parent (except as set forth in this Agreement and the documents and agreements executed in connection herewith).


                      ARTICLE 7 - COVENANTS OF THE PARTIES

            7.1  Conduct of Business. Seller and the Shareholders agree that
                 -------------------
from the date hereof to the Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to conduct their respective businesses only in the ordinary course and consistent with prudent business practice and past practice, except for transactions permitted hereunder or with the prior written consent of Parent, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, Seller shall use its best efforts to:

            (a) maintain its status in good standing in all jurisdictions in which it is required to be qualified or registered to conduct its business;

            (b) maintain all of its tangible assets in good operating condition and maintain the protection of all intellectual property in substantially the same standing as exists on the date hereof;

            (c) continue performance in the ordinary course of its obligations under its contracts and agreements;

            (d) preserve its business organization intact, keep available its present officers and employees and preserve its present relationships with suppliers, customers and others having business relationships with it; and

            (e) maintain its existing insurance, subject to variations in amount required by the ordinary operations of its business.

            7.2  Negative Covenants.
                 ------------------

            (a) Seller and the Shareholders agree that from the date hereof to the Effective Time, except as otherwise approved by Parent in writing or as permitted or required by this Agreement, Seller will not, nor will Seller permit any of the Seller Subsidiaries to:

                (i) change any provision of its Articles of Incorporation or bylaws;

                (ii) issue any additional shares of Seller Common Stock or other securities or change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller or any of the Seller Subsidiaries or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Seller or any of the Seller Subsidiaries;

                (iv) grant any severance or termination pay (other than pursuant to policies or contracts in effect on the date hereof and that were not required to be modified or terminated pursuant to the terms hereof and that have been disclosed to Parent pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies and, with regard to bonuses in amounts that do not result in a material variance from the amounts reserved for such payments through the date of the most recent balance sheet included in the Seller Financial Statements;

                (v) sell or dispose of any assets other than in the ordinary course of business consistent with past practices;

                (vi) make any capital expenditures outside the ordinary course of business;

                (vii)  acquire in any manner whatsoever any business or entity;

                (viii) enter into, terminate, modify or amend any agreement or arrangement with any officer or director of Seller or any of the Seller Subsidiaries or any "affiliate" of any such officer or director, as that term is defined in Regulation 14A of the Securities Exchange Act of 1934 (the "1934 Act") (an "Affiliate");

                (ix)   make any change in its accounting methods or practices;

                (x) incur, create, assume or guarantee any Liabilities except in the ordinary course of business;

                (xi) increase, or make any change in any assumptions underlying the method of calculating any bad debt, contingency or other reserves from those reflected in the Seller Financial Statements set forth on Seller Disclosure Schedule 4.4;
                                    ------------------------------

                (xii) make any change in the method of valuing assets included in the Seller Financial Statements set forth on Seller
                                                                     ------
            Disclosure Schedule 4.4;
            -----------------------

                (xiii) pay, discharge or satisfy any Liabilities, other than by payment, discharge or satisfaction in the ordinary course of business;

                (xiv) permit or allow any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

                (xv) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

                (xvi) cancel or waive any claims or rights, or sell,
            transfer, distribute or otherwise dispose of any assets or properties, except in the ordinary course of business;

                (xvii) declare, file or permit to be filed any voluntary or involuntary bankruptcy, receivership, insolvency or other similar proceeding or petition with any Governmental Authority with respect to Seller, any of the Seller Subsidiaries or any of the Shareholders;

                (xviii) fail to perform its obligations under any Material
            Contract (except those being contested in good faith) or enter into, assume or amend any agreement that would be a Material Contract other than agreements to provide services entered into in the ordinary and usual course of business;

                (xix) take any action that would or could reasonably be expected to result in (A) a Material Adverse Effect on Seller or (B) any of its representations and warranties contained in Article 4 not being true and correct in any material respect at the Effective Time, or that would cause any of its conditions to Closing not to be satisfied; or

                (xx)   directly or indirectly agree to do any of the foregoing.

            (b) Parent agrees that from the date hereof to the Effective Time, except as otherwise approved by Seller in writing or as permitted or required by this Agreement, it will not, nor will it permit any of the Parent Subsidiaries to:

                (i) declare, set aside or pay any dividend or other distribution of cash or property (other than capital stock) in respect of its capital stock, other than regular cash dividends in amounts not materially greater than customarily paid by Parent;

                (ii) make any material change in its accounting methods or practices, other than changes required by GAAP or by Governmental Authorities;

                (iii) take any action that would result in any of its representations and warranties contained in Article 6 not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

                (iv)   directly or indirectly agree to do any of the foregoing.

            7.3  No Solicitation. From the date hereof to the Effective
                 ---------------
Time or the earlier termination of this Agreement in accordance with its terms, Seller and the Shareholders:

            (a) shall not, and Seller shall direct and use its best efforts to cause its Affiliates, officers, directors, employees, agents and representatives (including without limitation, the Shareholders, any investment banker, attorney or accountant retained by it) not to: initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, Seller or any of the Seller Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

            (b) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and Seller will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.3; and

            (c) will notify Parent immediately of the identity of any potential acquirer and the terms of any Acquisition Proposals.

            7.4 Current Information.
                -------------------

            (a) During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, on a frequent basis;

                (i) Seller will cause one or more of its representatives to confer with representatives of Parent regarding its business, operations, properties, assets and financial condition; and

                (ii) each of Seller and Parent will cause one or more of its representatives to confer with representatives of the other party regarding matters relating to the completion of the transactions contemplated herein.

            (b) Prior to the Effective Time, as soon as practicable after the end of every month (but in no event later than thirty days thereafter) beginning with the month in which this Agreement is signed, Seller will deliver to Parent an unaudited balance sheet as of the end of such month, and related statements of income and cash flows for such month, each certified by an officer of Seller as meeting the standards for financial statements set forth in Section 4.4.

            7.5 Access to Properties and Records; Confidentiality.
                -------------------------------------------------

            (a) Seller shall permit Parent and its representatives reasonable access to its and the Seller Subsidiaries' respective properties, and shall disclose and make available to Parent and its representatives all books, papers and records and information relating to it and the Seller Subsidiaries, its and their assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which Parent and its representatives may have a reasonable interest.

            (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use commercially reasonable efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for three years from the date the Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public;
(C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) any information that is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar processes) to be disclosed by Law or Governmental Authority, to the extent that the party subject to such request or requirement provides the other parties hereto with prompt notice thereof so that they may seek an appropriate protective order or waive compliance with the provisions of this Section 7.5. If, in the absence of a protective order or the receipt of a waiver hereunder, any party hereto is nonetheless, in the opinion of its counsel, compelled to disclose information that is protected hereunder to any Governmental Authority or else stand liable for contempt or suffer other censure or penalty, said party may disclose such information to such Governmental Authority without liability hereunder.

            (c) No investigation by Parent heretofore or hereafter made shall affect the representations and warranties of Seller and the Shareholders, and each such representations and warranties shall survive any such investigation, subject to Article 10.

            7.6  Regulatory Matters. Each of the parties will promptly furnish
                 ------------------
each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

            7.7  Best Efforts; Further Assurances; Cooperation. Subject to the
                 ---------------------------------------------
other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Effective Time, and shall each use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate the transactions contemplated by this Agreement.

            7.8  Public Announcements. Neither Seller nor any of the
                 --------------------
Shareholders shall make any public announcement regarding any aspect of this Agreement without Parent's prior written consent.

            7.9  Failure to Fulfill Conditions. In the event that Parent or
                 -----------------------------
Seller determines that a material condition to its or the other's obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to April 30, 1998 (the "Deadline Date"), it will promptly notify the other party. Except for any acquisition or merger discussions Parent may enter into with other parties, Seller and Parent will promptly inform the other of any facts applicable to Seller or Parent that would be likely to prevent or materially delay consummation of the Merger.

            7.10 Disclosure Supplements. From time to time prior to the
                 ----------------------
Effective Time, each party hereto will promptly notify the other party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, for the purpose of determining satisfaction of the conditions set forth in
Article 8, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to by the other party.

            7.11 Affiliates. Simultaneously with the execution and delivery of
                 ----------
this Agreement, Seller shall deliver to Parent copies of letter agreements, each substantially in the form of Exhibit 7.11, executed by all directors, executive
                             ------------
officers and by any other person who is an "affiliate" of Seller for purposes of Rule 145 under the 1933 Act providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Seller Common Stock held by such "affiliate" the shares of Parent Common Stock to be received by such "affiliate" in the Merger, except, in the case of shares of Parent Common Stock only, in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder. The certificates of Parent Common Stock issued to "affiliates" of Seller will bear an appropriate legend reflecting the foregoing.

            7.12 Shareholders' Approval. As soon as practicable following the
                 ----------------------
date hereof, all of the Shareholders shall approve the Merger in compliance with applicable law. The Shareholders may effect such approval by unanimous written consent in lieu of a shareholders' meeting.

            7.13 Release by the Shareholders. If the Closing occurs as
                 ---------------------------
contemplated by this Agreement, then the Shareholders hereby release Seller and the Seller Subsidiaries from any and all claims, rights and causes of action that the Shareholders may have or may have had against Seller or the Seller Subsidiaries arising out of any transactions between the Shareholders and Seller or the Seller Subsidiaries prior to, or arising with respect to any act or omissions occurring prior to the Effective Time; provided, however, that the foregoing release does not apply to accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement).

            7.14 Shareholder Agreements. On or prior to the Closing Date, all
                 ----------------------
agreements among the Shareholders and Seller relating to Seller or any stock or securities of Seller other than the Seller Stock Options shall have been canceled at no cost to Seller.

            7.15 Employee Matters.
                 ----------------

            (a)  Employee Benefits. Parent shall take all action necessary or
                 -----------------
appropriate to permit the employees of Seller at the Effective Time who shall continue to be employed by the Surviving Corporation thereafter ("Continuing Employees") to participate after the Effective Time in Parent's employee benefit programs and to cause the Surviving Corporation to take all actions necessary or appropriate to adopt Parent's employee benefit programs effective as of the Effective Time. Parent will cause the Surviving Corporation to give each Continuing Employee full credit for service with Seller for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for any subsidized benefit provided under (but not, except as provided in the preceding sentence, for purposes of determining the amount of any benefit under) any Parent employee benefit plan; provided, however, that nothing in this Agreement shall be deemed to require Parent to cause to be continued any employee's employment, responsibilities or officer title for any definite period, or to change the terms or conditions of any existing employee benefit program.

            (b)  Employment Agreements. On or prior to the Closing Date, all
                 ---------------------
employment agreements between Seller and each of Michael J. Chomik and William
J. DeGrosky, Jr. (other than agreements relating to confidentiality, ownership of inventions and materials and similar agreements benefiting Seller) shall have been canceled at no cost to Seller.

            7.16 No Transfers. Except pursuant to this Agreement or with the
                 ------------
prior written consent of Purchaser, none of the Shareholders shall transfer any of the Seller Common Stock after the date of this Agreement.

            7.17 Special Provisions with Respect to Seller. If the Closing
                 -----------------------------------------
occurs as provided herein, then at that time all representations, warranties, covenants and agreements to the extent made or adopted by Seller (and only to such extent) shall expire and be of no further force and effect, and Seller's having made representations, warranties, covenants and agreements shall in no way limit the liability of the Shareholders for those representations, warranties, covenants and agreements pursuant to this Agreement.

            7.18 Release from Personal Guaranties; Loan Payments.
                 -----------------------------------------------

            (a) If Seller's obligations under its currently outstanding loans from CoreStates Bank, N.A. ("CoreStates"), which loans are set forth on Seller
                                                                        ------
Disclosure Schedule 4.3, are assumed by Parent, Parent shall use all reasonable
-----------------------
efforts to obtain the release from CoreStates of Michael J. Chomik, Barbara A. Chomik, William J. DeGrosky, and Deborah A. DeGrosky from their obligations under their respective guaranties to CoreStates, dated December 11, 1997 (the "Personal Guaranties").

            (b) In addition, if the Surviving Corporation, as evidenced by an audit performed by Arthur Andersen, L.L.P., achieves eighty percent (80%) of its projected EBITDA for the year ending December 31, 1998 of $1,250,000.00, Parent shall cause certain of its shareholders and executive officers, namely John P. Kelly and Glenn W. Sturm, to execute personal guaranties to CoreStates for such loans (the "Additional Personal Guaranties").

            (c)  Parent hereby represents and warrants that the loans
from CoreStates set forth on Seller Disclosure Schedule 4.3 are senior to the
                             ------------------------------
Sirrom Subordinated Debt (as defined in Section 8.3(g) below), to be set forth in that certain Intercreditor Agreement by and between Sirrom Investments, Inc. and CoreStates. Parent agrees that, in the event a default occurs in respect of any of such loans from CoreStates, Parent will use its best efforts to have CoreStates first seek satisfaction from the Parent's assets to satisfy any indebtedness to CoreStates before allowing CoreStates to seek payment pursuant to any of the Personal Guaranties or the Additional Personal Guaranties, if any.

            (d) Parent agrees to make all further monthly payments, and the final "balloon" payment (due on November 30, 1998) pursuant that certain $376,466.28 Commercial Promissory Note, dated July 15, 1997, from Seller to CoreStates.

            7.19 Employee Bonuses. Parent agrees not to prohibit or otherwise
                 ----------------
interfere with the Surviving Corporation's payment of employee bonuses pursuant to currently outstanding agreements between Seller and the following employees of Seller: Matthew DeGrosky, Joseph DiMarino, Thomas Dunn, Renee Felder, Kathleen M. Halligan, Kathleen P. Houlihan, Douglas Prutzman, and Michael Rapposelli.

            7.20 Tax Matters.
                 -----------

            (a)  Transfer Taxes. The Shareholders shall pay all stock transfer
                 --------------
and other similar Taxes and fees in respect of the exchange of the Seller Common Stock and shall be responsible for paying all the costs of filing all Returns relating to such Taxes and fees.

            (b)  Cooperation and Exchange of Information. The Shareholders, the
                 ---------------------------------------
Surviving Corporation and Parent agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Governmental Authorities and to prosecute and defend against Tax claims.

            (c)  Tax-Free Transaction. The parties hereto intend that the Merger
                 --------------------
shall be treated as a tax-free reorganization under the Code, shall report the Merger as such for federal and state income tax purposes, and shall take no action after the Effective Time to adversely affect the status of the Merger as a tax-free reorganization under the Code.

                         ARTICLE 8 - CLOSING CONDITIONS

            8.1  Conditions of Each Party's Obligations Under this Agreement.
                 -----------------------------------------------------------
The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:

            (a)  Approval of Shareholders. This Agreement, the Merger and the
                 ------------------------
transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Seller.

            (b)  Approvals and Regulatory Filings. All necessary Authorizations
                 --------------------------------
of Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition that would materially impair the value of Seller and the Seller Subsidiaries, taken as a whole, or that would materially impair the value of Parent and the Parent Subsidiaries, taken as a whole. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

            (c) Suits and Proceedings. The consummation of the transactions
                ---------------------
contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Parent or Seller or the Seller Subsidiaries or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Parent or Seller, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Parent to control any material aspect of the business of Parent and the Parent Subsidiaries or Seller or the Seller Subsidiaries after the Effective Time, or (ii) to subject Purchaser or Seller or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

            (d)  Tax Opinion. Parent and Seller each shall have received the
                 -----------
opinions of Nelson Mullins Riley & Scarborough, L.L.P., dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and to Seller and their counsel, that the Merger will qualify as a tax-free reorganization under the Code, and that no gain or loss will be recognized by the holders of Seller Common Stock as to Parent Common Stock received by them.

            (e)  Other Merger. The merger of Genesis Direct, Inc., a Florida
                 ------------
corporation, with a Subsidiary of Parent shall have been consummated prior to or simultaneously with the Merger.

            8.2  Conditions to the Obligations of Parent and Merger Sub Under
                ------------------------------------------------------------
this Agreement. The obligations of Parent and Merger Sub under this Agreement
--------------
shall be further subject to the satisfaction or waiver, at or prior to the Closing Date (and continued until the Effective Time), of the following conditions:

            (a)  Representations and Warranties; Covenants and Agreements;
                 ---------------------------------------------------------
Consents. The representations and warranties of Seller and the Shareholders
--------
contained in this Agreement shall be true and correct in all respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which are confined to a particular date shall speak only as of such date, and Seller and the Shareholders shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them at or prior to the Effective Time. All Authorizations of or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller and the Shareholders shall have been obtained or made.

            (b)  Opinion of Counsel. Parent shall have received an opinion of
                 ------------------
counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Parent, covering the matters set forth on Exhibit 8.2(b).
                                                          --------------

            (c)  Certificates. Seller shall have furnished Parent with such
                 ------------
certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Parent may reasonably request.

            (d)  Employment Agreements. Certain of the Shareholders shall have
                 ---------------------
executed and delivered Employment Agreements with Parent in the form attached hereto as Exhibit 8.2(d), with the blanks therein properly completed, the
          -------------
effectiveness of which are expressly conditioned upon consummation of the Merger.

            (e)  Shareholders Agreement. Certain of the Shareholders shall have
                 ----------------------
executed and delivered a Shareholders Agreement with Parent in the form attached hereto as Exhibit 8.2(e), with the blanks therein properly completed, the
          -------------
effectiveness of which is expressly conditioned upon consummation of the Merger.

            (f)  Resignations.  Seller shall have delivered to Parent,  to the
                 ------------
extent requested by Parent, the written resignations of the directors and officers of Seller and the Seller Subsidiaries.

            (g)  Financing. Parent shall have closed and received the proceeds
                 ---------
of financing, upon terms and conditions satisfactory to Parent in all respects, from Sirrom Investments, Inc. in the amount of $3,000,000.00 (the "Sirrom Subordinated Debt"), and CoreStates shall have consented in writing to the assumption by Parent of Seller's obligations to CoreStates pursuant to the CoreStates loans disclosed on Seller Disclosure Schedule 4.3.
                              ------------------------------

            8.3  Conditions to the Obligations of Seller and the Shareholders
                 ------------------------------------------------------------
Under this Agreement. The obligations of Seller and the Shareholders under this
--------------------
Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date (and continued until the Effective Time), of the following conditions:

            (a)  Representations and Warranties; Covenants and Agreements;
                 ---------------------------------------------------------
Consents. The representations and warranties of Parent and Merger Sub contained
--------
in this Agreement, including but not limited to any financial projections disclosed by Seller to Parent, shall be true and correct in all respects as of the date hereof and shall also be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that are confined to a particular date shall speak only as of such date, and Parent shall have performed in all material respects the agreements, covenants and obligations to be performed by it at or prior to the Effective Time. All Authorizations of or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Parent and the Merger Sub shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Parent or the Parent Subsidiaries, taken as a whole.

            (b)  Opinion of Counsel to Parent. Seller shall have received an
                 ----------------------------
opinion of counsel to Parent, dated the Closing Date, substantially in the form and substance set forth on Exhibit 8.3(b).

            (c)  Certificates. Parent and Merger Sub shall have furnished Seller
                 ------------
with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Seller may reasonably request.

            (d)  Employment Agreements. The Parent shall have executed and
                 ---------------------
delivered Employment Agreements with Parent in the form attached hereto as
Exhibit 8.2(d), with the blanks therein properly completed, the effectiveness of
--------------
which are expressly conditioned upon consummation of the Merger.

            (e)  Shareholders Agreements. The Parent shall have executed and
                 -----------------------
delivered a Shareholders Agreement with certain of the Shareholders in the form attached hereto as Exhibit 8.2(e), with the blanks therein properly completed,
                   -------------
the effectiveness of which is expressly conditioned upon consummation of the Merger.

            (f)  Funding by Shareholders of Parent. The shareholders of Parent
                 ---------------------------------
shall have provided an aggregate of $1,000,000.00 cash to fund the business of Parent and its Subsidiaries.

            (g)  Certain Payments by Parent. Parent shall have paid to
                 --------------------------
CoreStates the $60,000.00 payment due at Closing pursuant to Seller's loans from CoreStates which loans are disclosed on Seller Disclosure Schedule 4.3.
                                        ------------------------------


                  ARTICLE 9 - TERMINATION, AMENDMENT AND WAIVER

            9.1  Termination. This Agreement may be terminated prior to the
                 -----------
Effective Time, whether before or after approval of this Agreement by the shareholders of Merger Sub, Parent and Seller:

            (a)  by mutual written consent of Parent and Seller;

            (b) by Parent or Seller if the Effective Time shall not have occurred on or prior to the Deadline Date;

            (c) by Parent if there has been a material breach of any representation, warranty, covenant, agreement or obligation of Seller hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 20 days after receipt by Seller of notice in writing from Parent to Seller specifying the nature of such breach and requesting that it be remedied;

            (d) by Seller if there has been a material breach in any representation, warranty, covenant, agreement or obligation of Parent hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 20 days after receipt by Parent of notice in writing from Seller specifying the nature of such breach and requesting that it be remedied;

            (e)  by Parent if any of the conditions set forth in Section 8.1 or
8.2 is not satisfied and is no longer capable of being satisfied by the Deadline Date; or

            (f)  by Seller if any of the conditions set forth in Section 8.1 or
8.3 is not satisfied and is no longer capable of being satisfied by the Deadline Date.

            9.2  Effect of Termination. If either Parent or Seller terminates
                 ---------------------
and abandons this Agreement pursuant to Section 9.1, this Agreement, other than Sections 7.5, 7.6, 7.13, this Section 9.2, Article 10 and Section 11.1 (each of which shall survive termination) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders; provided, however, that nothing contained in this Section 9.2 shall relieve any party from any liability for any breach of this Agreement.

            9.3  Specific Performance. The parties acknowledge that the rights
                 --------------------
of each party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to the remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

            9.4  Amendment. This Agreement may be amended by action taken by the
                 ---------
parties hereto at any time before or after approval of this Agreement and matters related thereto, as the case may be, by the shareholders of Merger Sub or Seller but, after any such approval, no amendment shall be made that changes the amount or changes the form of the consideration to be delivered to the Shareholders without the approval of the shareholders of the company that would be negatively affected by any such change. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

            9.5  Extension; Waiver. The parties may, at any time prior to the
                 -----------------
Effective Time of the Merger, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by such writing as being waived, extended or modified.

                          ARTICLE 10 - INDEMNIFICATION

            10.1 Indemnification by Shareholders. Subject to the terms of this
                 -------------------------------
Article 10, Seller and the Shareholders (but after the consummation of the Merger, solely the Shareholders, and not the Seller) shall, jointly and severally, indemnify, defend, save and hold harmless Parent, Merger Sub (and Seller, after the consummation of the Merger) (collectively, the "Parent Indemnified Parties"), from and against any demands, claims, actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by the Parent Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

            (a) any breach of any of the representations, warranties, covenants or agreements made by Seller or the Shareholders in this Agreement;

            (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Seller or the Shareholders at the Closing; or

            (c) any expenses, charges, fees, or costs associated with any audit of Seller or the Seller Subsidiaries for Taxes related to periods prior to the Closing Date, and any Taxes imposed as a result of any such audit, even though any such audit commences, or a party does not become aware of any such audit until after the Closing Date.

            10.2 Indemnification by Parent. Subject to the terms of this Article
                 -------------------------
10, Parent shall indemnify, defend, save and hold harmless Seller and the Shareholders (but after consummation of the Merger, solely the Shareholders, and not the Seller) (collectively, the "Seller Indemnified Parties Parties"), from and against any Indemnifiable Damages suffered by the Seller Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

            (a) any breach of any of the representations, warranties, covenants and agreements made by Parent in this Agreement;

            (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Parent at the Closing; or

            (c) any fees, claims, assessments or actions made, brought or raised against Seller or the Shareholders in connection with the agreements referenced in Section 4.11(a)(vi) of this Agreement.

            10.3 Claims for Indemnification. The representations, warranties,
                 --------------------------
covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Effective Time. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 10 may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A party shall have no liability under this Article 10 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party prior to the second anniversary of the Effective Time; provided, however, that as to any liability arising pursuant to Sections 4.1, 4.2, 4.3, 4.8, 4.9, 4.13, 4.14,
Article 5 and Sections 6.1, 6.2 and 6.3 hereof, any Notice of Claim or Notice of Possible Claim must be delivered by the Indemnified Party not later than ninety
(90) days after the expiration of the applicable statute of limitations (including any extensions) therefor; and provided, further, that the limitations set forth in this Section 10.3 shall not apply to liability under this Article 10 for any intentional breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

            10.4 Defense of Claim by Third Parties. If any claim is made by a
                 ---------------------------------
third party against a party to this Agreement that, if sustained, would give rise to a liability of another party under this Agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

            10.5 Third Party Claim Assistance. From time to time after the
                 ----------------------------
Closing, Parent, the Surviving Corporation, and the Shareholders shall provide or cause their appropriate employees or representatives to provide the other party with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a party may be required to indemnify another party under this Agreement. The party receiving such information or data shall reimburse the other party for all of its reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by its personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

            10.6 Settlement of Indemnification Claims. If a recipient of a
                 ------------------------------------
Notice of Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Parent or the Shareholders, as the case may be. If no such counternotice is given within such thirty (30) day period, or if Parent or the Shareholders, as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 10.7. If, within thirty (30) days after the receipt of counternotice by Parent or the Shareholders, as the case may be, the Shareholders and Parent shall not have reached agreement as to the claim in question, then the party disputing the claim shall satisfy any undisputed amount as specified in Section
10.7 and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in
Section 10.7. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 10.6 is referred to as the "Determination Date."

            10.7 Manner of Indemnification. All indemnification under this
                 -------------------------
Article 10 shall be made by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability no later than five (5) days following the Determination Date.

            10.8 Indemnification Exclusive Remedy. In the absence of fraud, and
                 --------------------------------
except for non-monetary equitable relief, if the Closing occurs, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of the parties for any breach of any representation or warranty contained in this Agreement.

            10.9 Certain Limitations. The foregoing indemnification obligations
                 -------------------
are subject to the limitation that no Indemnifying Party shall have any liability for indemnification for breaches of representations and warranties pursuant to this Article 10 unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed $10,000 in the aggregate, and then only for the excess; provided, however, that the foregoing limitation shall not
                     --------  -------
apply to any Indemnifiable Damages with respect to, as a result of or involving any intentional breach of a representation or warranty in this Agreement. In no event shall the liability of the Shareholders and Parent under this Article 10 exceed the total consideration paid by Parent for the Seller Common Stock, and in no event shall an individual Shareholder's liability under this Article 10 exceed the total consideration paid by Parent for such Shareholder's Seller Common Stock.

                           ARTICLE 11 - MISCELLANEOUS

            11.1 Expenses.
                 --------

            (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

            (b) Notwithstanding any provision in this Agreement to the contrary, if either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting, reasonable investment banking and reasonable printing expenses incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

            11.2 Notices. All notices or other communications which are required
                 -------
or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

            (a)  If to Parent or Merger Sub, to:

                 MegaMarketing Corporation
                 2625 Cumberland Parkway
                 Suite 400
                 Atlanta, GA  30339
                 Attn:  John P. Kelly, President and Chief Executive Officer
                 Telefax:  (770) 432-3473

                 Copy to:

                 Nelson Mullins Riley & Scarborough, L.L.P.
                 999 Peachtree Street, N.E.
                 Suite 1400
                 Atlanta, Georgia 30309
                 Attn:  Glenn W. Sturm
                 Telefax:  (404) 817-6050

            (b)  If to Seller, to:

                 Control Group Ltd.
                 5940 Hamilton Blvd., Suite C
                 Allentown, PA  18106-9648
                 Attn:  Michael J. Chomik, Chief Executive Officer
                 Telefax:  (610) 366-7964

                 Copy to:

                 Edward A. Fedok, Esq.
                 Stevens & Lee, P.C.
                 190 Brodhead Road
                 Suite 200
                 P.O. Box 20830
                 Lehigh Valley, PA  18002-0830
                 Telefax:  (610) 591-7175

            (c) If to the Shareholders, to their respective addresses as set forth on the signature page to this Agreement;

            or to such other addresses and telefax numbers as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of three business days after the date actually sent via overnight or express courier, eight days after mailed and upon telefax confirmation of receipt to addressee by the sender.

            11.3 Parties in Interest. This Agreement shall be binding on and
                 -------------------
shall inure to the benefit of the parties hereto and their respective successors, representatives and assigns. This Agreement (and the rights and interests herein) may not be assigned by any party without the written consent of the other parties; provided, however, Parent may assign its interests herein to (a) an entity controlling, controlled by or under common control with Parent or (b) a purchaser or transferee of all or substantially all of the business or assets of Parent or the Surviving Corporation, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

            11.4 Entire Agreement. This Agreement, which includes the
                 ----------------
Disclosure Schedules and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

            11.5 Counterparts. This Agreement may be executed by each party upon
                 ------------
a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

            11.6 Governing Law.
                 -------------

            (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

            (b) Parent, Seller and the Shareholders consent to the exclusive jurisdiction and venue of the courts of Fulton County, Georgia and the United States Federal District Court for the Northern District of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

            11.7 Arbitration. Any dispute, controversy or claim arising out of
                 -----------
or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in force at the time and in the manner described in Section 10.6.

            11.8 Invalidity of any Part. If any provision or part of this
                 ----------------------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

            11.9 Time of the Essence; Computation of Time.  Time is of the
                 ----------------------------------------
essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

            IN WITNESS WHEREOF, Parent, Merger Sub, Seller and Shareholders have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                           MEGAMARKETING CORPORATION

                           /s/ John P. Kelly
                           -------------------------------
                           By:    John P. Kelly
                              ----------------------------
                           Its:   President
                              ----------------------------

                           MEGAMARKETING ACQUISITION
                           ONE, INC.

                           /s/ Edward J. Rutkowski
                           -------------------------------
                           By:    Edward J. Rutkowski
                              ----------------------------
                           Its:   President
                              ----------------------------

                           CONTROL GROUP LTD.

                           /s/ William J. DeGrosky, Jr.
                           -------------------------------
                           By:    William J. DeGrosky, Jr.
                              ----------------------------
                           Its:   President
                              ----------------------------

                           SHAREHOLDERS:

                           /s/ William J. DeGrosky, Jr.
                           -------------------------------
                           Name:  William J. DeGrosky, Jr.
                                  ------------------------
                           Address:
                                  ------------------------

                           /s/ Michael J. Chomik
                           -------------------------------
                           Name:  Michael J. Chomik
                                  ------------------------
                           Address:
                                  ------------------------

        I, Michael J. Chomik, the Secretary of Control Group Ltd., hereby certify, pursuant to Sections 251 and 252 of the Delaware General Corporation Law, that a majority of the Shareholders of Control Group Ltd. have voted for the adoption of this agreement.

                           /s/ Michael J. Chomik
                           -------------------------------
                           Michael J. Chomik
                           Secretary
                           Control Group Ltd.